ILLUMINA, INC.
2000 EMPLOYEE STOCK PURCHASE PLAN
As Amended and Restated May 2, 2023
The following constitute the provisions of the 2000 Employee Stock Purchase Plan of Illumina, Inc.
1.Purpose.The purpose of the Purchase Plan is to provide Employees of the Company and its Designated Companies with an opportunity to purchase Common Stock through accumulated payroll deductions. Unless otherwise determined by the Administrator, each offering under the Purchase Plan in which Employees of one or more Designated Companies may participate will be deemed a separate offering for purposes of Section 423 of the Code, even if the dates of the applicable Offering Periods of each such offering are identical, and the provisions of the Purchase Plan will separately apply to each offering and applicable Offering Period. Each offering under the Purchase Plan shall be designated as either a Code Section 423(b) Offering or a Non-423(b) Offering, but of the avoidance of doubt, it is the intention of the Company to have the Purchase Plan qualify as an “Employee Stock Purchase Plan” under that meets the requirements of Treas. Reg. § 1.423-2(a)(2), although the Company makes no undertaking or representation to maintain such qualification. The provisions of the Purchase Plan, accordingly, shall be construed so as to extend and limit participation in a manner consistent with the requirements of Treas. Reg. § 1.423-2(a)(2). In addition, any Code Section 423(b) Offering shall be construed so as to meet all requirements of Treas. Reg. § 1.423-2(a)(3). The Purchase Plan also authorizes the purchase of Common Stock under a Non-423(b) Offering, pursuant to rules, procedures or sub-plans adopted by the Board and designed to achieve tax, securities law or other objectives. With respect to Code Section 423(b) Offerings, the terms of separate offerings need not be identical provided that all Employees granted purchase rights in a particular offering will have the same rights and privileges, except as otherwise may be permitted by Section 423 of the Code; a Non-423(b) Offering need not satisfy such requirements.
2.Definitions.
a.“Administrator” shall mean the Board any committee or subcommittee of the Board to which the Board has deleted administrative authority with respect to the Purchase Plan pursuant to Section 13 or any persons or groups of persons to whom the Board has delegated, or the foregoing committee or subcommittee has further delegated, administrative authority with respect to the Purchase Plan pursuant to Section 13.
b.“Affiliate” shall mean any entity which meets the requirements to constitute an “Affiliate” within the meaning of Rule 12b-2 promulgated under the

Exchange Act. The Administrator shall have the authority to determine the time or times at which “Affiliate” status is determined within the foregoing definition.
c.“Applicable Law” shall mean the requirements relating to the administration of equity-based awards under state corporate laws, United States federal and state securities laws, the Code, the rules of any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any non-U.S. jurisdiction where rights are, or will be, granted under the Purchase Plan.
d.“Board” shall mean the Board of Directors of the Company or any committee thereof or one or more other parties designated by the Board of Directors of the Company in accordance with Section 13 of the Purchase Plan.
e.“Code” shall mean the U.S. Internal Revenue Code of 1986, as amended, and the regulations and other guidance promulgated thereunder.
f.“Code Section 423(b) Offering” shall mean an offering under the Purchase Plan that is designed to meet the requirements set forth in Section 423(b) of the Code, including the requirements of Treas. Reg. § 1.423-2(a)(3). The terms and conditions of any Code Section 423(b) Offering should be construed, administered and enforced in accordance with Section 423(b) of the Code, including the requirements of Treas. Reg. § 1.423-2(a)(3).
g.“Common Stock” shall mean the common stock, $0.01 par value per share, of the Company, as the same may be converted, changed, reclassified or exchanged.
h.“Company” shall mean Illumina, Inc., a Delaware corporation, and any successor to the Company that adopts the Purchase Plan.
i.“Compensation” shall mean all base straight time gross earnings, but exclusive of commissions, payments for overtime, shift premium, incentive compensation, incentive payments, bonuses and other compensation, unless otherwise determined by the Administrator. Such Compensation shall be calculated before deduction of (i) any income or employment tax withholdings or (ii) any contributions made by the participant to any Code Section 401(k) salary deferral plan or any Code Section 125 cafeteria benefit program now or hereafter established by the Company or a Designated Company. The Administrator, in its discretion, may establish a different definition of Compensation, which for any Code Section 423(b) Offering shall apply on a uniform and nondiscriminatory basis. The Administrator shall have the discretion to determine what constitutes Compensation for Employees outside of the United States.
j.“Designated Company” shall mean any Subsidiary or Affiliate that has been designated by the Board from time to time in its sole discretion as eligible to participate in the Purchase Plan. For purposes of a Code Section 423(b) Offering, only the Company and its Subsidiaries may be Designated Companies, provided, however, that at any given time, a Subsidiary that is a Designated Company under a Code Section 423(b) Offering shall not be a Designated Company under a Non-423(b) Offering.
k.“Employee” shall mean, unless the Board elects not to apply the following limitations with respect to a given Offering Period, any individual whose customary employment with the Company or a Designated Company for tax purposes is at least 20 hours per week and for more than five months in any calendar year. Under a Non-423(b) Offering, the definition may also include an individual whose customary employment with the Company or a Designated Company for tax purposes is less than 20 hours per week or for less than five months in any calendar year. The Board, in its discretion, from time to time may, prior to an Enrollment Period for all options to be granted in an offering, determine (on a uniform and nondiscriminatory basis for Code Section 423(b) Offerings) that the definition of Employee will or will not include an individual if he or she: (A) has not completed at least two years of service since his or her last hire date (or such lesser period of time as may be determined by the Board in its discretion) or (B) is a highly compensated employee within the meaning of Section 414(q) of the Code with compensation above a certain level or who is an officer or subject to the disclosure requirements of Section 16(a) of the Exchange Act, provided the exclusion is applied with respect to each Code Section 423(b) Offering in an identical manner to all highly compensated individuals of the Designated Company whose employees are participating in that offering. The Administrator will have exclusive discretion to determine whether an individual is an Employee for purposes of the Purchase Plan.
l.“Enrollment Date” shall mean the first Trading Day of each Offering Period.
m.“Enrollment Period” shall mean the period during which an Employee may elect to participate in the Purchase Plan, with such period occurring before the first day of each Offering Period, as prescribed by the Administrator.
n.“Exercise Date” shall mean the first Trading Day in March and September of each year (or such other Trading Day as the Board may determine in accordance with Section 4 hereof).
o.“Exchange Act” shall mean the U.S. Securities Exchange Act of 1934, as amended, and the regulations and guidance promulgated thereunder.
p.“Fair Market Value” shall mean, as of any date, the value of Common Stock determined as follows:
i.If the Common Stock is listed on any established stock exchange, including, without limitation, the Nasdaq Global Select Market, its Fair Market Value shall be the closing selling price per share for such stock (or if no sale occurred on such date, the closing price reported for the first Trading Day immediately following such date during which a sale occurred), as reported in The Wall Street Journal or such other source as the Administrator deems reliable;
ii.If the Common Stock is not traded on an exchange but is regularly quoted on a national market or other quotation system, its Fair Market Value shall be the closing sales price on such date as quoted on such market or system, or if no sales occurred on such date, then on the Trading Day immediately following such date on which sales prices are reported, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or
iii.In the absence of an established market for the Common Stock of the type described in (i) or (ii) of this Section 2(p), the Fair Market Value thereof shall be determined in good faith by the Administrator.
q.“Non-423(b) Offering” shall mean an offering under the Purchase Plan that is not intended to meet the requirements set forth in Treas. Reg. § 1.423-2(a)(3).
r.“Offering Periods” shall mean the periods of approximately 12 months during which an option granted pursuant to the Purchase Plan may be exercised, commencing on the first Trading Day in March and September each year and terminating on the first Trading Day in March or September which is approximately twelve months later. The duration and timing of Offering Periods may be changed pursuant to Section 4 of this Purchase Plan.
s.“Purchase Plan” shall mean this 2000 Employee Stock Purchase Plan, as amended from time to time.
t.“Purchase Period” shall mean the approximately six-month period commencing on one Exercise Date and ending with the next Exercise Date (or such other period as determined by the Board in accordance with Section 4 of the Purchase Plan).
u.“Purchase Price” shall mean the purchase price at which Shares may be acquired on an Exercise Date and which will be set by the Board; provided, however, that the Purchase Price for a Code Section 423(b) Offering shall not be less than 85% of the Fair Market Value of a Share on the Enrollment Date or on the Exercise Date, whichever is lower. Unless otherwise determined by the Board prior to the commencement of an Offering Period, the Purchase Price shall be 85% of the Fair Market Value of a Share on the Enrollment Date or on the Exercise Date, whichever is lower.
v.“Shares” shall mean the shares of Common Stock.
w.“Subsidiary” shall mean any corporation, domestic or foreign, other than the Company, in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in such chain owns not less than 50% of the voting shares in one of the other corporations in such chain, and shall in any event be interpreted to meet the requirements of a “subsidiary,” as defined in Section 424(f) of the Code.
x.“Tax-Related Items” shall mean any income tax, social insurance, payroll tax, payment on account or other tax-related items arising in relation to the participant’s participation in the Purchase Plan.
y.“Trading Day” shall mean a day on which the principal exchange that the Common Stock is listed on is open for trading.
3.Eligibility.
a.Subject to Section 3(c) hereof, any Employee who shall be employed by the Company or a Designated Company on a given Enrollment Date shall be eligible to participate in the Purchase Plan.
b.Any provisions of the Purchase Plan to the contrary notwithstanding, no Employee shall be granted an option under the Purchase Plan (i) to the extent that, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company and/or hold outstanding options to purchase such stock possessing 5% or more of the total combined voting power or value of all classes of the capital stock of the Company or of any Affiliate, or (ii) to the extent that his or her rights to purchase stock under all employee stock purchase plans of the Company and its Affiliates, including the Purchase Plan, accrues at a rate which exceeds US$25,000 worth of stock (determined under Section 423 of the Code at the fair market value of the Shares at the time such option is granted) for each calendar year in which such option is outstanding at any time.
c.An Employee who works for a Designated Company and is a citizen or resident of a jurisdiction other than the United States (without regard to whether such individual also is a citizen or resident of the United States or is a resident alien (within the meaning of Section 7701(b)(1)(A) of the Code)) may be excluded from participation in the Purchase Plan or an offering if the participation of such Employee is prohibited under the laws of the applicable jurisdiction or if complying with the laws of the applicable jurisdiction would cause the Purchase Plan or a Code Section 423(b) Offering to violate Section 423 of the Code. In the case of a Non-423(b) Offering, an Employee (or group of Employees) may be excluded from participation in such offering if the Administrator has determined, in its sole discretion, that participation of such Employee(s) is not advisable or practicable for any reason.
4.Offering Periods. The Purchase Plan shall be implemented by consecutive, overlapping Offering Periods with a new Offering Period commencing on the first Trading Day in March and September each year, or on such other date as the Board shall determine, and continuing thereafter until terminated in accordance with Section 18 hereof. Unless and until the Board determines otherwise in its discretion, each

Offering Period will consist of two approximately six-month Purchase Periods, which will commence on one Exercise Date and end with the next Exercise Date. The Board shall have the power to change the duration of Offering Periods (including the commencement dates thereof) with respect to future offerings and to change the Exercise Dates with respect to future Purchase Periods without stockholder approval if such change is announced at least five days, or such other period designated by the Board, prior to the scheduled beginning of the first Offering Period to be affected thereafter; provided, however, that no Offering Period may have a duration that exceeds 27 months.
5.Participation.
a.An eligible Employee may elect to participate in an Offering Period under the Purchase Plan during the Enrollment Period immediately preceding such Offering Period. Any such election will be made by completing the online enrollment process through the Company’s designated Purchase Plan broker or by completing a subscription agreement authorizing contributions of Compensation in a form provided by the Company and filing it with the Company during the Enrollment Period.
b.Once an eligible Employee becomes a participant in the Purchase Plan, such individual shall remain a participant and, subject to Section 5(c), will automatically participate in each subsequent Offering Period applicable to such participant at the same rate of contributions as was in effect in the prior Offering Period unless the participant elects to increase or decrease the rate of contributions or until he or she terminates such participation as provided in Section 10 hereof, the Purchase Plan terminates or the participant loses his or her status as an Employee. A participant who is automatically enrolled in a subsequent Offering Period pursuant to this Section 5(b) is not required to file any additional documentation in order to continue participation in the Purchase Plan; provided, however, that participation in the subsequent Offering Period will be governed by the terms and conditions of the Purchase Plan in effect at the beginning of such Offering Period, subject to the participant’s right to withdraw from the Purchase Plan in accordance with Section 10 below. The Administrator has the authority to change the rules set forth in this Section 5(b) regarding participation in the Purchase Plan.
c.An eligible Employee may be enrolled in only one Offering Period at a time.
6.Payroll Deductions/Contributions.
a.At the time a participant elects to enroll in an Offering Period, he or she shall elect to contribute to the Purchase Plan (in the form of payroll deductions or by means other than payroll deductions as may be permitted by the Board, it its sole discretion) during the Offering Period in an amount not exceeding 15% of the participant’s Compensation for the Purchase Period within the Offering Period to which the deduction applies.

b.All contributions made for a participant shall be credited to his or her account under the Purchase Plan and shall be made in whole percentages only. A participant may not make any additional payments into such account unless required to comply with Applicable Law.
c.A participant may discontinue his or her participation in the Purchase Plan as provided in Section 10 hereof, or may decrease the rate of his or her payroll deductions or other contributions during the Offering Period by submitting the appropriate form online through the Company’s designated Purchase Plan broker or by completing and filing with the Company a new subscription agreement authorizing a change in payroll deduction or contribution rate. The Administrator may, in its discretion, limit the nature and/or number of participation rate changes during any Offering Period, and may establish such other conditions or limitations as it deems appropriate for Purchase Plan administration. The change in rate shall be effective no later than the first full payroll period following five business days after the Company’s receipt of the new online form or subscription agreement, as applicable. A participant may elect to increase or decrease the rate of the participant’s contributions during any subsequent Enrollment Period by submitting the appropriate form online through the Company’s designated Purchase Plan broker or completing and filing with the Company a new subscription agreement authorizing a change in payroll deduction or contribution rate, provided that no change in contributions will be permitted to the extent that such change would result in total contributions exceeding 15% of the Employee’s Compensation, or such other maximum amount as may be determined by the Board. A participant’s contribution election shall remain in effect for successive Offering Periods unless terminated as provided in Section 10 hereof or changed in accordance with this Section 6(c).
d.If by reason of the limitations set forth in Sections 3(b), 7 and 12(a) or in any sub-plan to the Purchase Plan, any option of a participant does not accrue for a particular Purchase Period, then the contributions that the participant made during that Purchase Period with respect to such option, to the extent such option does not accrue, shall be promptly refunded, without the payment of interest unless required under Applicable Law. In addition, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(b) hereof, a participant’s contributions may be decreased to 1% (or, to the extent determined by Administrator, 0%), at any time during a Purchase Period. Contributions shall recommence at the rate provided in connection with such participant’s enrollment at the beginning of the first Purchase Period which is scheduled to end in the following calendar year, unless terminated by the participant as provided in Section 10 hereof.
e.At the time the option is exercised, in whole or in part, at the time some or all of the Common Stock issued under the Purchase Plan is disposed of, or at any other taxable or tax withholding event, as applicable, the participant must make adequate provision for any Tax-Related Items. In the discretion of the Administrator, the Company or a Designated Company that employs the participant may satisfy any obligation to withhold Tax-Related Items by (i) withholding from the participant’s wages or other compensation, (ii) withholding a sufficient whole number of Shares otherwise issuable following purchase having an aggregate Fair Market Value sufficient to pay the Tax-Related Items required to be withheld with respect to the Shares, (iii) withholding from the proceeds from the sale of Shares issued upon purchase, either through a voluntary sale or a mandatory sale arranged by the Company, (iv) requiring the participant to make a cash payment to the Company or another Designated Company equal to the amount of the Tax-Related Items, or (v) any other method permitted under Applicable Law.
7.Grant of Option. On the Enrollment Date of each Offering Period, each eligible Employee participating in such Offering Period shall be granted an option to purchase on each Exercise Date during such Offering Period (at the applicable Purchase Price) up to a number of whole Shares determined by dividing such Employee’s contributions accumulated prior to such Exercise Date and retained in the participant’s account as of the Exercise Date by the applicable Purchase Price; provided that in no event shall an Employee be permitted to purchase during each Purchase Period more than 50,000 Shares (subject to any adjustment pursuant to Section 17), and provided further that such purchase shall be subject to the limitations set forth in Sections 3(b) and 12 hereof or in any sub-plan to the Purchase Plan. The Board may, for future Offering Periods, increase or decrease, in its absolute discretion, the maximum number of Shares an Employee may purchase during each Purchase Period of such Offering Period. Exercise of the option shall occur as provided in Section 8 hereof, unless the participant has withdrawn pursuant to Section 10 hereof. The option shall expire on the last day of the Offering Period.
8.Exercise of Option.
a.Unless a participant withdraws from the Purchase Plan as provided in Section 10 hereof, his or her option for the purchase of Shares shall be exercised automatically on the Exercise Date for the number of Shares subject to such option, as determined pursuant to Section 7 hereof. No fractional Shares shall be purchased; any contributions accumulated in a participant’s account immediately following the most recent Exercise Date that are not sufficient to purchase a full share shall be returned to the participant after such Exercise Date. Any other monies left over in a participant’s account after the Exercise Date shall be returned to the participant. During a participant’s lifetime, a participant’s option to purchase Shares hereunder is exercisable only by him or her.
b.If the Administrator determines that, on a given Exercise Date, the number of Shares with respect to which options are to be exercised may exceed (i) the number of Shares that were available for sale under the Purchase Plan on the Enrollment Date of the applicable Offering Period, or (ii) the number of Shares available for sale under the Purchase Plan on such Exercise Date, the Administrator may in its sole discretion (A) provide that the Company shall make a pro rata allocation of the Shares available for purchase on such Enrollment Date or Exercise Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all participants exercising options to purchase Common Stock on such Exercise Date, and continue all Offering Periods then in effect, or (B) provide that the Company shall make a pro rata allocation of the Shares available for purchase on such Enrollment Date or Exercise Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all participants exercising options to purchase Common Stock on such Exercise Date, and terminate any or all Offering Periods then in effect pursuant to Section 18 hereof. The Company may make pro rata allocation of the Shares available on the Enrollment Date of any applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional Shares for issuance under the Purchase Plan by the Company’s stockholders subsequent to such Enrollment Date.
9.Delivery; Brokerage Accounts or Purchase Plan Share Accounts.
a.As promptly as practicable after each Exercise Date on which a purchase of Shares occurs, the Company shall arrange the delivery to each participant, as appropriate, of a certificate or the electronic equivalent representing the Shares purchased upon exercise of his or her option.
b.By enrolling in the Purchase Plan, each participant will be deemed to have authorized the establishment of a brokerage account on his or her behalf at a securities brokerage firm selected by the Administrator. Alternatively, the Administrator may provide for Purchase Plan share accounts for each participant to be established by the Company or by an outside entity selected by the Administrator which is not a brokerage firm. Shares purchased by a participant pursuant to the Purchase Plan will be held in the participant’s brokerage or Purchase Plan share account. The Administrator may require that Shares be retained in such brokerage or Purchase Plan share account for a designated period of time, and/or may establish procedures to permit tracking of dispositions of the Shares.
10.Withdrawal.
a.A participant may withdraw all but not less than all the contributions credited to his or her account and not yet used to exercise his or her option under the Purchase Plan at any time by giving written notice to the Company by submitting the appropriate form online through the Company’s designated Purchase Plan broker or to the Company. A notice of withdrawal must be received no later than the 15th of the month immediately preceding the month of the Exercise Date or by such other deadline as may be prescribed by the Administrator. After receipt of notice of withdrawal, such participant’s option for the Offering Period shall be automatically terminated, and no further contributions for the purchase of Shares shall be made for such Offering Period commencing with the payroll period immediately following the effective date of the notice of withdrawal, and all of the participant’s contributions credited to his or her account shall be promptly paid to such participant, without the payment of interest unless required by Applicable Law. If a participant withdraws from an Offering Period, contributions may not resume at the beginning of the succeeding Offering Period unless the participant elects to participate in the Offering Period in accordance with the procedures set forth in Section 5(a).
b.A participant’s withdrawal from an Offering Period shall not have any effect upon his or her eligibility to participate in any similar plan which may hereafter be adopted by the Company or in succeeding Offering Periods which commence after the termination of the Offering Period from which the participant withdraws.
11.Termination of Option.
a.Upon a participant’s ceasing to be an Employee, for any reason (including by reason of the participant’s employer ceasing to be a Designated Company or by reason of the participant’s transfer of employment to an Affiliate that is not a Designated Company), he or she shall be deemed to have elected to withdraw from the Purchase Plan and the contributions credited to such participant’s account during the Offering Period but not yet used to exercise the option shall be refunded without payment of interest unless required by Applicable Law to such participant or, in the case of his or her death, to the participant’s estate, and such participant’s option shall be automatically terminated.
b.Subject to the discretion of the Administrator, if a participant is granted a leave of absence, any payroll deductions that are made on behalf of the participant during the leave of absence will continue and any contributions credited to the participant’s account may be used to purchase Shares as provided under the Purchase Plan. Where the period of leave exceeds three months and the participant’s right to reemployment is not guaranteed by statute or by contract, for purposes of the Purchase Plan, the employment relationship will be deemed to have terminated three months and one day following the commencement of such leave.
c.Unless otherwise determined by the Administrator or required by Applicable Law, a participant whose employment transfers or whose employment terminates with an immediate rehire (with no break in service) by or between the Company or a Designated Company will not be treated as having terminated employment for purposes of participating in the Purchase Plan or an Offering Period; provided, however, that if a participant transfers from a Code Section 423(b) Offering to a Non-423(b) Offering, the exercise of the participant’s option will continue to be considered as if granted pursuant to a Code Section 423(b) Offering only to the extent that such exercise complies with Section 423 of the Code. If a participant transfers from a Non-423(b) Offering to a Code Section 423(b) Offering, the exercise of the participant’s purchase right will continue to be considered as if granted under a Non-423(b) Offering. The Administrator may establish additional or different rules to govern transfers of employment for purposes of participation in the Purchase Plan or an offering, consistent with the applicable requirements of Section 423 of the Code.
d.Interest. No interest shall accrue on the payroll deductions of a participant in the Purchase Plan, unless required by Applicable Law.
12.Stock.
a.Subject to adjustment upon changes in capitalization of the Company as provided in Section 17 hereof taking place after the date of this Purchase Plan, the maximum aggregate number of Shares which shall be made available for sale under the Purchase Plan shall be 24,467,426 Shares, which consists of (i) 1,000,000 Shares that were initially reserved under the Purchase Plan and (ii) 23,467,426, representing the number of Shares by which the reserve was increased pursuant to share automatic increases provided under the terms of the Purchase Plan between the date that the Purchase Plan was initially adopted and 2010. For the avoidance of doubt, up to the maximum number of Shares reserved under this Section 12 may be used to satisfy purchases of Shares under Code Section 423(b) Offering and any remaining portion of such maximum number of Shares may be used to satisfy purchases of Shares under Non-423(b) Offerings.
b.Shares issuable pursuant to the Purchase Plan may be authorized but unissued Shares, treasury Shares or Shares purchased in the open market.
c.The participant (and his or her beneficiaries) shall have no interest or voting right in Shares covered by his or her option until such option has been exercised.
d.Shares to be delivered to a participant under the Purchase Plan shall be registered in the name of the participant or in the name of the participant and his or her spouse.
e.All share numbers in this Section 12 give effect to a two-for-one stock split of Common Stock that became effective on September 22, 2008.
13.Administration.
a.The Purchase Plan shall be administered by the Board, provided that, to the extent not prohibited by Applicable Law, the Board may delegate any of its administrative authority under this Section 13 or otherwise under the Purchase Plan to any committee or subcommittee of the Board, and the Board may also delegate, or any such committee or subcommittee of the Board may further delegate, any such authority to any persons or groups of persons. Notwithstanding the foregoing, any authority that this Purchase Plan provides will be exercised by the Board may only be delegated to a committee or subcommittee of the Board, and any references in this Purchase Plan to the Board shall be deemed to include any such committee or subcommittee. Subject to

Applicable Law, no Administrator will be liable for any good faith action or determination made in connection with the operation, administration or interpretation of the Purchase Plan. In the performance of its responsibilities with respect to the Purchase Plan, the Administrator will be entitled to rely upon, and the Administrator will not be liable for any action taken or not taken in reliance upon, information and/or advice furnished by the Company’s officers or employees, the Company’s accountants, the Company’s counsel and any other party that the Administrator deems necessary.
b.The Administrator will have full power and authority to administer the Purchase Plan, including, without limitation, the authority to (i) construe, interpret, reconcile any inconsistency in, correct any default in and supply any omission in, and apply the terms of the Purchase Plan and any enrollment form or other instrument or agreement relating to the Purchase Plan, (ii) determine eligibility and adjudicate all disputed claims filed under the Purchase Plan, including whether Employees will participate in a Code Section 423(b) Offering or a Non-423(b) Offering and which Subsidiaries and Affiliates of the Company will be Designated Companies participating in either a Code Section 423(b) Offering or a Non-423(b) Offering (within the limits of the Purchase Plan), (iii) determine the terms and conditions of any right to purchase Shares under the Purchase Plan, (iv) establish, amend, suspend or waive such rules and regulations and appoint such agents as it deems appropriate for the proper administration of the Purchase Plan, (v) amend an outstanding right to purchase Shares, including any amendments to a right that may be necessary for purposes of effecting a transaction contemplated under Section 17 hereof (including, but not limited to, an amendment to the class or type of stock that may be issued pursuant to the exercise of a right or the Purchase Price applicable to a right), provided that the amended right otherwise conforms to the terms of the Purchase Plan, and (vi) make any other determination and take any other action that the Administrator deems necessary or desirable for the administration of the Purchase Plan, including, without limitation, the adoption of any such rules, procedures, agreements, appendices, or sub-plans (collectively, “Sub-Plans”) as are necessary or appropriate to permit the participation in the Purchase Plan by employees who are foreign nationals or employed outside the United States, as further set forth in Section 13(c) below.
c.Notwithstanding any provision to the contrary in this Purchase Plan, the Administrator may adopt such Sub-Plans relating to the operation and administration of the Purchase Plan to accommodate local laws, customs and procedures for jurisdictions outside of the United States, the terms of which Sub-Plans may take precedence over other provisions of this Purchase Plan, with the exception of Section 12 hereof, but unless otherwise superseded by the terms of such Sub-Plan, the provisions of this Purchase Plan will govern the operation of such Sub-Plan. Notwithstanding the foregoing, approval of the Board will be required for any Sub-Plan that would modify or vary a term of this Purchase Plan that may only be amended or modified by the Board. To the extent inconsistent with the requirements of Section 423 of the Code, any such Sub-Plan will only provide for Non-423(b) Offerings, and purchase rights granted thereunder will not be required by the terms of the Purchase Plan to comply with Section

423 of the Code. Without limiting the generality of the foregoing, the Administrator may adopt Sub-Plans for particular non-U.S. jurisdictions that modify the terms of the Purchase Plan to meet applicable local requirements, customs or procedures regarding, without limitation, (i) eligibility to participate, (ii) the definition of Compensation, (iii) the dates and duration of Offering Periods or other periods during which participants may make contributions towards the purchase of Shares, (iv) the method of determining the Purchase Price and the discount from Fair Market Value at which Shares may be purchased, (v) any minimum or maximum amount of contributions a participant may make in an Offering Period or other specified period under the applicable Sub-Plan, (vi) the treatment of purchase rights upon a change in control of or other transaction involving, the Company or a change in capitalization of the Company, (vii) the handling of payroll deductions and the methods for making contributions by means other than payroll deductions, (viii) establishment of bank, building society or trust accounts to hold contributions, (ix) payment of interest, (x) conversion of local currency, (xi) obligations to pay payroll tax, (xii) determination of beneficiary designation requirements, (xiii) withholding procedures, and (xiv) handling of Share issuances.
d.Every finding, decision and determination made by the Administrator shall, to the full extent permitted by Applicable Law, be final and binding upon all parties and any enrollment form or other instrument or agreement relating to the Purchase Plan will be made in the Administrator’s sole discretion and will be final, binding and conclusive for all purposes and upon all interested persons.
14.Transferability. Neither contributions credited to a participant’s account nor any rights with regard to the exercise of an option or to receive Shares under the Purchase Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will or the laws of descent and distribution) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Administrator may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 10 hereof.
15.Use of Funds. All contributions received or held by the Company under the Purchase Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such contributions, unless required by Applicable Law.
16.Reports. Individual accounts shall be maintained for each participant in the Purchase Plan. Statements of account shall be given to participating Employees at least annually, which statements shall set forth the amounts of contributions, the Purchase Price, the number of Shares purchased and the remaining cash balance, if any.
17.Adjustments Upon Changes in Capitalization, Dissolution, Liquidation, Merger or Asset Sale.

a.Changes in Capitalization. Subject to any required action by the stockholders of the Company, the maximum number of Shares or type of securities available for issuance pursuant to the Purchase Plan, the maximum number of Shares each participant may purchase each Purchase Period (pursuant to Section 7), as well as the price per share and the number of Shares and type of securities covered by each option under the Purchase Plan which has not yet been exercised shall be proportionately adjusted for any change affecting the number, class, value or terms of the Shares resulting from a recapitalization, stock split, reverse stock split, stock dividend, spinoff, split up, combination, reclassification or exchange of the Common Stock, merger, consolidations, rights offering, separation, reorganization or liquidation or any other change in corporate structure or the Common Stock, including any extraordinary dividend or other distribution (but excluding any regular cash dividend), or any other increase or decrease in the number of Shares effected without receipt of consideration by the Company; provided, however that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an option.
b.Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Offering Periods then in progress shall, if the date of such dissolution or liquidation would occur before the last Exercise Date for such Offering Period, be shortened and the Board shall, unless the Board determines otherwise, modify the Exercise Dates for any Purchase Periods that would otherwise end after such dissolution or liquidation so that such modified Exercise Dates are before the date of such dissolution or liquidation, and any Offering Period then in effect shall terminate immediately following the applicable modified Exercise Date. The Board shall notify each participant in writing prior to the applicable modified Exercise Date, that the Exercise Date for the participant’s option has been so modified and that the participant’s option shall be exercised automatically on such modified Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in Section 10 hereof.
c.Merger or Asset Sale. In the event of a proposed sale of all or substantially all of the assets of the Company or the merger of the Company with or into another corporation, each outstanding option shall be assumed or an equivalent option substituted by the successor corporation or a parent or subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the option, the Offering Periods then in progress shall, if the date of such sale or merger would occur before the last Exercise Date for such Offering Period, be shortened and the Board shall, unless the Board determines otherwise, modify the Exercise Dates for any Purchase Periods that would otherwise end after such sale or merger so that such modified Exercise Dates are on or before the date of such sale or merger, and any

Offering Period then in effect shall terminate immediately following the applicable modified Exercise Date. The Board shall notify each participant in writing prior to the applicable modified Exercise Date, that the Exercise Date for the participant’s option has been so modified and that the participant’s option shall be exercised automatically on such modified Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in Section 10 hereof.
18.Amendment or Termination.
a.The Board may at any time and for any reason terminate or amend the Purchase Plan. Except as provided in Section 17, no such termination can affect options previously granted, provided that the Board may terminate an Offering Period immediately following any Exercise Date if the Board determines that the termination of the Offering Period or the Purchase Plan is in the best interests of the Company and its stockholders. Except as provided in Section 17 and this Section 18 hereof, no amendment may make any change in any option theretofore granted which adversely affects the rights of any participant unless such amendment is deemed necessary or desirable to facilitate compliance with Applicable Law, as determined in the sole discretion of the Board. To the extent necessary to comply with Section 423 of the Code (or any successor rule or provision or any other Applicable Law, regulation or stock exchange rule), the Company shall obtain stockholder approval in such a manner and to such a degree as required.
b.Without stockholder consent and without regard to whether any participant rights may be considered to have been “adversely affected,” the Board shall be entitled to change the Offering Periods and the Administrator shall be entitled to limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding or contributing to the Purchase Plan in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant’s Compensation, and establish such other limitations or procedures as the Administrator determines in its sole discretion advisable which are consistent with the Purchase Plan.
c.In the event the Board determines that the ongoing operation of the Purchase Plan may result in unfavorable financial accounting consequences, the Board may, in its discretion and, to the extent necessary or desirable, modify or amend the Purchase Plan to reduce or eliminate such accounting consequence including, but not limited to:
i.altering the Purchase Price for any Offering Period including an Offering Period underway at the time of the change in Purchase Price;

ii.shortening any Offering Period so that such Offering Period ends on a modified Exercise Date, including an Offering Period underway at the time of the Board action; and
iii.allocating Shares.
Such modifications or amendments shall not require stockholder approval or the consent of any Purchase Plan participants.
19.Notices. All notices or other communications by a participant to the Company under or in connection with the Purchase Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.
20.Conditions Upon Issuance of Shares. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such Shares pursuant thereto shall comply with Applicable Law (including, without limitation, the completion of any registration or qualification of the Shares or obtaining any approval or other clearance under Applicable Law), and shall be further subject to the approval of counsel for the Company with respect to such compliance. The Company is under no obligation to register or qualify the Shares with any state or foreign securities commission, or to seek approval or clearance from any governmental authority for the issuance or sale of the Shares. If, pursuant to this Section 20, the Administrator determines that the Shares will not be issued to any participant, any contributions credited to such participant’s account will be promptly refunded, without interest (unless required by Applicable Law), to the participant, without any liability to the Company or any of its Subsidiaries or Affiliates.
As a condition to the exercise of an option, the Administrator may require the person exercising such option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by Applicable Law.
21.Code Section 409A. Any Code Section 423(b) Offering is intended to be exempt from the application of Section 409A of the Code. Any Non-423(b) Offering is intended to be exempt from Section 409A of the Code since the intent is that the only participants in such offerings shall not be subject to Section 409A of the Code. In the case of a participant who would otherwise be subject to Section 409A of the Code, to the extent an option to purchase Shares or the payment, settlement or deferral thereof is subject to Section 409A of the Code, the option to purchase Shares shall be granted, paid, exercised, settled or deferred in a manner that will comply with Section 409A of the Code, including the final regulations and other guidance issued with respect thereto, except as otherwise determined by the Administrator. Notwithstanding the foregoing, the Company or any of its Affiliates shall have no liability or obligation to indemnify to a participant or any other party if the option to purchase Common Stock under the Purchase Plan that is intended to be exempt from or compliant with Section 409A of the Code is not so exempt or compliant or for any action taken by the Administrator with respect thereto. The Company makes no representation that the option to purchase Common Stock under the Purchase Plan is compliant with Section 409A of the Code.
22.Term of Purchase Plan. The Purchase Plan became effective on July 28, 2000 and was amended and restated on each of April 29, 2020 and May 2, 2023. Unless sooner terminated by the Board, the Purchase Plan shall terminate upon the earliest to occur of (a) the date on which all Shares available for issuance under the Purchase Plan shall have been sold pursuant to options exercised under the Purchase Plan or (b) the date on which all options are exercised in connection with a dissolution or liquidation pursuant to Section 17(b) hereof or a merger or asset sale pursuant to Section 17(c) hereof. No further options shall be granted or exercised, and no further contributions shall be collected, under the Purchase Plan following such termination.
23.Automatic Transfer to Low Price Offering Period. To the extent permitted by any Applicable Law, regulation or stock exchange rule, if the Fair Market Value of the Common Stock on any Exercise Date in an Offering Period is lower than the Fair Market Value of the Common Stock on the Enrollment Date for that Offering Period, then all participants in such Offering Period shall be automatically withdrawn from such Offering Period immediately after the exercise of their option on such Exercise Date and automatically enrolled in the new Offering Period beginning coincident with such Exercise Date.
24.At Will Employment. Nothing in the Purchase Plan shall confer upon the participant any right to continue in the employ of the Company or any Subsidiary or Affiliate for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Subsidiary or Affiliate employing such person) or of the participant, which rights are hereby expressly reserved by each, to terminate such person’s employment at any time for any reason, with or without cause.
25.Severability. If any particular provision of this Purchase Plan is found to be invalid or unenforceable, such provision shall not affect the other provisions of the Purchase Plan, but the Purchase Plan shall be construed in all respects as if such invalid provision had been omitted.
26.Governing Law. Except to the extent that provisions of this Purchase Plan are governed by applicable provisions of the Code or any other substantive provision of federal law, this Purchase Plan shall be construed in accordance with, and shall be governed by, the substantive laws of the State of Delaware without regard to any provisions of Delaware law relating to the conflict of laws.